EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
     ProAssurance Casualty Company (Michigan)
     ProAssurance General Insurance Company, Ltd. (Bermuda)
     ProAssurance National Capital Insurance Company (District of Columbia)
     ProAssurance Indemnity Company, Inc. (Alabama)
     ProAssurance Specialty Insurance Company, Inc. (Alabama)
     ProAssurance Wisconsin Insurance Company (Wisconsin)
     American Insurance Management Corporation (Indiana)
          American Medical Insurance Exchange (Indiana)
     ProAssurance Mid-Continent Underwriters, Inc. (Texas)
     IAO, Inc. (Alabama)
     PRA Services Corporation (Michigan)
     PRA Group Holdings, Inc. (Delaware)
     American Insurance Management Corp. (Indiana)
          American Medical Insurance Exchange (Indiana)
Podiatry Insurance Company of America (Illinois)
          PACO Assurance Company, Inc. (Illinois)
          PICA Management Resources, Inc. (Tennessee)
          PICA Group Services, Inc. (Tennessee)
ProAssurance Group Services Corporation (Alabama)